Exhibit 10.40

8% SENIOR SECURED CONVERTIBLE NOTE

Tinton Falls, New Jersey

$1,500,000.00	May 30, 2014

1.          Obligation. For value received and intending to be legally bound, Lattice Incorporated, a Delaware corporation ("Maker"), hereby promises to pay on or before the Due Date (as defined below)to the order of Lattice Funding, LLC (including its successors and assigns, collectively, the "Payee"), the principal sum of ONE MILLION FIVE HUNDRED Thousand Dollars ($1,500,000.00), lawful money of the United States of America together with interest thereon in the amount of eight percent annual simple interest (the “Rate”) on the terms and conditions stated in this Note. The principal sum added to the accrued but unpaid interest (including Default Interest, defined below) is referred to in this Note as the "Amount Due." Any term capitalized herein and not defined shall have the same meaning as in the Loan and Security Agreement between the Maker and the Payee of even date.

The payments under this Note shall be made in funds immediately available to Payee at its office at Tinton Falls, New Jersey, or at such other location as the Payee shall designate. In the event the due date of any payment under this Note is a Saturday, Sunday or legal holiday in the State of New Jersey, such payment shall be due on the next succeeding date which is not a Saturday, Sunday or such legal holiday, provided that the principal sum shall continue to accrue interest until paid.

Interest at the Rate shall accrue beginning May 30, 2014. Interest on the outstanding principal shall be paid quarterly in arrears beginning on the 15th of August, 2014 and thereafter on the 15th of November, 15th of February, 15th of May and 15th of August for as long as the principal, or any part thereof, remains outstanding. If any payment of interest or principal is not paid when due, interest will accrue at the rate of 18% (the “Default Rate”). Interest payable at the Default Rate shall be known as “Default Interest” under this Note. On the same dates that the Maker pays interest to the Payee, the Maker will also pay Payee an administration fee (“Administrative Fee”) of 0.5% on the outstanding principal (2% on an annual basis).

The Amount Due is due and payable on or before May 15, 2017 (the “Due Date”). If the Maker fails to pay the Amount Due on the Due Date, the Maker will immediately issue to the Payee a certificate representing 1,200,000 shares of the Maker’s common stock as a late payment penalty.

2.          Conversion Rights. (a)Beginning six months after the issuance of this Note, the Payee, in its sole and absolute discretion, at any time or from time to time, may elect to convert some or all of the outstanding principal amount of the Note into common stock of the Maker (the “Conversion Shares”) at the Conversion Price, as defined below, by sending a conversion notice to the Maker (a “Conversion Notice”) in the form attached as Exhibit A. Electronic delivery via facsimile or electronic mail addressed to the Maker’s president shall constitute good delivery of such Conversion Notice. Until the Payee receives certificates representing the Conversion Shares in unrestricted form (or such Conversion Shares are received in the Payee’s account electronically), the principal shall continue to accrue interest at the applicable Rate. If the Maker fails to deliver Conversion Shares in unrestricted form within 5 business days after the receipt of a Conversion Notice, the Maker will be liable for a 1% late delivery fee (the “Late Delivery Fee”) for each day that the Conversion Shares are delayed, as a penalty and not as additional interest.

1

(b) The initial Conversion Price will be $0.133333 per Conversion Share (representing 75,000 Conversion shares per $10,000 in face amount of the Note). The Conversion Price shall be adjusted for any stock splits, reverse stock splits, reorganizations, stock dividends and any other corporate action that has a similar effect. If the Maker issues any common stock, securities convertible into common stock, options, warrants, stock purchase rights or other similar rights at a conversion, exercise or purchase price of $0.12 per share or less, the Conversion Price will be adjusted to such new price if it is less than the Conversion Price then applicable. Notwithstanding the foregoing, the Conversion Price is not subject to adjustment under this Section 2(b) for any securities issued in an employee plan registered on Form S-8 or for shares issued in a merger or other transaction registered on Form S-4, or any successor forms promulgated by the Securities and Exchange Commission.

(c) Forced Conversion. If the Maker’s common stock trades above twice the Conversion Price (as adjusted under Section 2(b)) for twenty consecutive trading days with average daily trading volume greater than 300,000 shares over the twenty trading day period, then Maker has the right to call the Note at face value (plus accrued but unpaid interest) in order to force conversion into Conversion Shares. The Maker will give the Payee sixty days written notice of a call of the Note under this Section, during which time the Payee may convert some or all of the Principal into Conversion Shares in its discretion. Notwithstanding the foregoing, Maker may not force a conversion unless the underlying Conversion Shares are registered under the Securities Act of 1933 and the Maker can deliver registered Conversion Shares within five business days of the Conversion Notice.

3.          No Prepayment. The Maker may not prepay the Amount Due unless the Maker is acquired or engages in a similar transaction (an “Acquisition Transaction”). If the Maker is acquired, the Maker (or its successor in interest) may prepay the Note either for the full Amount Due or on an “on-converted” basis, simultaneously with the closing of the Acquisition Transaction, at the sole option of Payee. For clarity, an “as-converted basis” shall mean that immediately before the Acquisition Transaction, the Payee will calculate the number of Conversion Shares issuable to the Payee on the conversion of the total Amount Due and the Payee will receive the same consideration as received by other stockholders of Maker. For example, if Maker were to be acquired for $0.30 per share, each $10,000 CV Note would be paid $22,500 (75,000 shares x .30 per share) plus accrued interest at $0.30 per share.

4.          Application of Payments. All payments on this Note shall be applied first to interest at the Rate, then Default Interest, then all other sums due hereunder, and the balance thereof to principal or in such other order as Payee may elect.

5.          Late Charge, Warrant Issuance. If any payment of interest or Administrative Fee payable under Section 1, above, is not made within ten days of the date such payment is due, or if the Amount Due is not paid when due under the terms of this Note and remains unpaid ten (10) days after the Due Date, then, in either case, there shall also be immediately due and payable a late charge at the rate of Five Percent (5%) of such delinquent payment. The amount of any such late charge not paid promptly following demand therefor shall be deemed outstanding and payable pursuant to the Note. Further, in any case of a late payment of interest under this Section 4, the Maker shall immediately issue to the Payee (or to its order) common stock purchase warrants to purchase 1,000,000 shares of the Maker’s common stock at an exercise price per share of the lower of (a) the closing sale price of the Maker’s common stock on the date of the default, or, (b) $0.133333 per share.

2

6.          Collateral. The Payment of the Amount Due on the Due Date shall be secured by a first lien on the revenues and other proceeds of certain contracts of the Maker, and the equipment used for such contracts, listed on Exhibit B, to be evidenced by a filing on form UCC-1.

7.          Default; Acceleration; Remedies.

a.          Should there occur any Default (as defined below in Section 7b), then Payee, at its option and without notice to Maker, may declare immediately due and payable the entire unpaid balance of Amount Due and accrued interest by Maker hereunder, together with interest accrued thereon at the Rate to the date of Default and thereafter at a rate of interest equal to the highest rate of interest allowable under the laws of the State of New Jersey(the "Default Rate"), anything herein to the contrary notwithstanding. Payment of the Amount Due may be enforced and recovered in whole or in part at any time by one or more of the remedies provided Payee in this Note. If Payee employs counsel to enforce this Note by suit or otherwise, Maker will reimburse Payee for all costs of suit and other expenses in connection therewith, whether or not suit is actually instituted, together with a reasonable attorney's fee for collection of Ten Percent (10%) of the total amount then due by Maker to Payee but in no event less than five Thousand Dollars ($5,000.00) together, to the extent permitted by applicable law, with interest on any judgment obtained by Payee at the Default Rate, including interest at the Default Rate from and after the date of execution, judicial or foreclosure sale until actual payment is made to Payee of the full amount due Payee.

b.          As used in this Note, "Default" shall occur immediately upon the happening to or by Maker of any of the following events:

(1)          Any default in the payment when due of interest or the Amount Due on the Due Date, or any other sums due, under this Note, which default is not cured within ten (10) days after the due date of such payment;

(2)          Any default in the performance of any of the provisions of this Note, which is not cured within ten (10) days;

(3)          Any default in any other indebtedness of the Maker, which default is not cured within ten (10) days of the date of such default;

(4)          The making of any misrepresentation to Payee;

(5)          The calling of a meeting of creditors;

3

(6)          The appointment of a committee of creditors;

(7)          An assignment or offer of settlement for the benefit of creditors;

(8)          The voluntary or involuntary application for, or appointment of, a receiver, custodian, guardian, trustee, or other personal representative for Maker or its property;

(9)          The filing of a voluntary or involuntary petition under any of the provisions of the Federal Bankruptcy Code or any similar state statute;

(10)         The occurrence of any other act of insolvency (however expressed or indicated);

(11)         The issuance of a warrant of attachment or for distraint, or the notice of tax lien;

(12)         An entry of judgments;

(13)         The failure to pay, withhold, collect or remit any taxes or tax deficiency when assessed or due;

(14)          The general failure to pay debts and obligations as the same become due and payable.

8.          Remedies Cumulative, Etc.

a.          The remedies of Payee provided in this Note shall be cumulative and concurrent, may be pursued singly, successively, or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

b.          The recovery of any judgment by Payee shall not affect in any manner or to any extent any rights, remedies or powers of Payee under this Note, but such rights, remedies and powers of Payee shall continue unimpaired as before. The exercise by Payee of its rights and remedies and the entry of any judgment by Payee shall not adversely affect in any way the interest rate payable hereunder on any amounts due to Payee but interest shall continue to accrue on such amounts at the rates specified herein.

c.          Maker agrees that any action or proceeding against it to enforce this Note may be commenced in the Superior Court of any county in the State of New Jersey, or in any federal court in the State of New Jersey. Maker also consents to venue in any federal court having subject matter jurisdiction located in the State of New Jersey. The provisions of this Section shall not limit or otherwise affect the right of Payee to institute and conduct action in any other appropriate manner, jurisdiction or court.

4

9.          Additional Waivers. Maker hereby waives presentment for payment, demand, demand for payment, notice of demand, notice of nonpayment or dishonor, notice of acceleration, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Note. Maker agrees that its liability shall be unconditional without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to payment or other provisions of this Note.

10.         Costs and Expenses. Maker shall pay upon demand all reasonable costs and expenses incurred by Payee in the exercise of any of its rights, remedies or powers under this Note and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full.

11.         Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effectuate the provisions of this Note.

12.         Limitation of Interest to Maximum Lawful Rate. In no event shall the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Note and shall be applied on such order as Payee may determine. If the excessive amount of interest paid exceeds the sums outstanding under this Note, the portion exceeding the sums outstanding under this Note shall be refunded in cash by Payee. Any such crediting or refund shall not cure or waive any default by Maker hereunder. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

13.         Limitation on Payee's Waivers. Payee shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

14.         No Offset. The obligations of Maker under this Note shall not be subject to any abatement or offset as a consequence of any claim, event or transaction otherwise occurring or arising between Maker, Payee and/or any affiliate of any of them, except as Maker and Payee may otherwise agree.

15.         Applicable Law. This instrument shall be governed by and construed according to the laws of the State of New Jersey.

5

16.         Captions. The captions or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of the Note.

17.         Pronouns. Pronouns used herein shall be deemed to include the masculine, feminine or neuter, singular or plural, as their contexts may require. The words "Payee" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker.

18.         Construction. The language in this Agreement shall be construed as a whole according to its fair meaning, strictly neither for nor against any party, and without implying a presumption that its terms shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who drafted it.

19.         Computation. The unpaid principal amount of this Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and all other Amounts Due owing by Maker to Payee pursuant to this Note shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

20.         Assignment. This Note may not be assigned or otherwise transferred by Maker without the prior written consent of Payee.

21.         Stamp Taxes. Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by the laws of the State of New Jersey (or any of its political subdivisions) or the United States of America to be affixed to this note, and if any taxes are imposed under the laws of the State of New Jersey (or any of its political subdivisions) or the United States of America with respect to evidences of indebtedness, Maker shall pay or reimburse Payee upon demand the amount of such taxes without credit against any indebtedness evidenced by this Note.

22.         Notices. All notices, requests, waivers, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, made and received when hand delivered against receipt, or on the day after it is sent by United States certified or registered mail, postage prepaid, return receipt requested, by nationally recognized overnight courier service, or by facsimile, to:

6

If to Maker:

Lattice Incorporated

7150 N. Park Drive

Suite 500

Pennsauken, NJ 08109

Telephone (856) 910-1166

Facsimile: (856) 910-1811

If to Payee:

Lattice Funding, LLC

766 Shrewsbury Ave, Suite E401

Tinton Falls, NJ 07724

Telephone: 732-450-3500

Facsimile: 732-450-3520

Attention: Anthony Cantone

Or such other address as shall be specified from time to time (in compliance with the requirements of this Section 21 for the giving of notice) by the parties entitled to receive such notices.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

MAKER:

LATTICE INCORPORATED.

By: /s/ Paul Burgess

       Paul Burgess, President

7

EXHIBIT A

FORM OF CONVERSION NOTICE

Reference is made to the 8% Convertible Note (the “Note”) issued to the undersigned by Lattice Incorporated (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the amount of the outstanding Principal (as defined in the Note) of the Note indicated below into shares of common stock of the Company (the “Conversion Shares”) of the Company, as of the date specified below. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

1.     Date of Conversion:_________________________________

2.     Amount of outstanding Principal to be converted:_________________________________

3.     Amount of accrued and unpaid Interest on such outstanding Principal:_________________________________

4.     Total Conversion Amount (Sum of lines 2 and 3):_________________________________

5.     Please confirm the following information:

        Conversion Price:_________________________________

        Number of Shares to be issued in respect of the Conversion Amount:_________________

6.     Please issue the Shares into which the Note is being converted in the following name and to the following address:

        Name of Holder:_________________________________

        Address:_________________________________

        Facsimile Number:_________________________________

        Telephone Number:_________________________________

By:_________________________________

Title:_________________________________

Dated:_________________________________

Holder Requests Delivery to be made: (check one)

☐ By Delivery of Physical Certificates to the Above Address

☐ Through Depository Trust Corporation

        (Account___________________________)

8

EXHIBIT B

SCHEDULE OF COLLATERAL

9